              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

                                    Depositor

         Commercial Mortgage Pass-Through Certificates, Series 2003-CK2

                             UNDERWRITING AGREEMENT

                                                        March 27, 2003


CREDIT SUISSE FIRST BOSTON LLC
Eleven Madison Avenue
New York, New York  10010

GOLDMAN, SACHS & CO.
85 Broad Street
New York, New York 10004

McDONALD INVESTMENTS INC.
800 Superior Avenue
Cleveland, Ohio 44114


Ladies and Gentlemen:

     1. Introductory. Credit Suisse First Boston Mortgage Securities Corp., a Delaware corporation (the "Depositor"), proposes to form a commercial mortgage trust (the "Trust"), which will issue securities entitled Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2003-CK2, including the classes thereof identified on Schedule I hereto (the classes so identified on Schedule I hereto, the "Certificates"). Each Certificate will evidence a fractional undivided, percentage interest or beneficial interest in the Trust. The terms on which the Trust will issue the Certificates will be specified in the Prospectus (as defined herein). The property of the Trust (all such property collectively, the "Trust Fund") will primarily consist of a pool of 101 multifamily and commercial mortgage loans (collectively, the "Mortgage Loans") that will be purchased by the Depositor from Column Financial, Inc. ("Column"), pursuant to (i) that certain Mortgage Loan Purchase Agreement dated as of March 27, 2003 (the "First Mortgage Loan Purchase Agreement"), by and between the Depositor, as purchaser, and Column, as seller, and (ii) that certain Mortgage Loan Purchase Agreement dated as of March 27, 2003 (the "Second Mortgage Loan Purchase Agreement" and, together with the First Mortgage Loan Purchase Agreement, the "Mortgage Loan Purchase Agreements"), by and among the Depositor, as purchaser, Column, as Seller, and KeyBank National Association ("KeyBank"), as additional party. The Trust will be created, the Certificates will be issued and the Mortgage Loans will be serviced, pursuant to that certain Pooling and Servicing Agreement dated as of April 11, 2003 (the "Pooling and Servicing Agreement"), by and among the Depositor, KeyCorp Real Estate Capital Markets, Inc. d/b/a KeyBank Real Estate Capital, as master servicer (in such capacity, the "Master Servicer") and as special servicer (in such capacity, the "Special Servicer"), and Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee").

     The offering of the Certificates made pursuant to the Registration Statement (as defined below) will be made through you as underwriters. This Agreement provides for the sale of such Certificates to, and the purchase and offering thereof by, you, as underwriters (the "Underwriters" and, each of you individually, an "Underwriter"). Schedule I shall specify the principal or notional balance of each Class of the Certificates to be issued and any terms thereof not otherwise specified in the Pooling and Servicing Agreement, the Classes of Certificates subject to this Agreement, the price at which such Certificates are to be purchased by the Underwriters from the Depositor and the aggregate amount of Certificates to be purchased by you. The offering of the Certificates will be governed by this Agreement.

     2.  Representations and Warranties of the Depositor.

     The Depositor represents and warrants to you as of the date hereof as follows:

     (a) a registration statement on Form S-3, including a prospectus and such amendments thereto as may have been required to the date hereof, relating to the Certificates and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the "Act"), in the form heretofore delivered to you, has been filed with the Securities and Exchange Commission (the "Commission") and has become effective; such registration statement, as amended (excluding any related Computational Materials and ABS Term Sheets (each as defined in Section 8(a) below) previously filed or to be filed and any Computational Materials and ABS Term Sheets relating to securities other than the Certificates), and the prospectus relating to the sale of the Certificates offered thereby by the Depositor and constituting a part of such registration statement, as such prospectus is from time to time amended or supplemented (including any prospectus filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission (the "Rules and Regulations") under the Act), are respectively referred to herein as the "Registration Statement" and the "Base Prospectus"; the conditions to the use of a registration statement on Form S-3 under the Act, as set forth in the General Instructions to Form S-3, and the conditions of Rule 415 under the Act have been satisfied with respect to the Registration Statement; and no other amendment to the Registration Statement will be filed which shall be reasonably disapproved by you promptly after reasonable notice thereof;

     (b) there is no request by the Commission for any further amendment of the Registration Statement or the Prospectus or for any additional information; the Commission has not issued any stop order suspending the effectiveness of the Registration Statement and the Depositor is not aware of any proceeding for that purpose having been instituted or threatened; and there has been no notification with respect to the suspension of the qualification for sale of the Certificates for sale in any jurisdiction or any proceeding for such purpose having been instituted or threatened;

     (c) the Registration Statement (i) on its effective date and on the date of the then most recently filed Prospectus Supplement conformed in all respects to the requirements of the Act and the Rules and Regulations thereunder and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and
(ii) on the date hereof will conform in all respects to the requirements of the Act and the Rules and Regulations thereunder and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; the Base Prospectus, the preliminary prospectus supplement (including any computer diskettes delivered as part of such preliminary prospectus supplement) (the "Preliminary Prospectus Supplement") and the prospectus supplement (including any computer diskettes delivered as part of such prospectus supplement) (the "Prospectus Supplement") to the Base Prospectus prepared pursuant to Section 5(a) below (the Prospectus Supplement, together with the Base Prospectus, the "Prospectus"), on the date hereof and on the Specified Delivery Date (as defined in Section 3 below) will conform in all respects to the requirements of the Act and the Rules and Regulations thereunder and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing does not apply to statements in or omissions from either the Registration Statement or the Prospectus to the extent based upon and in conformity with (A) written information furnished to the Depositor by any Underwriter specifically for use therein, and (B) the information contained in or omitted from the Prospectus Supplement, the Preliminary Prospectus Supplement and any related ABS Term Sheets and Computational Materials (each as defined in Section 8 hereof), for which information Column or KeyBank, as applicable, is obligated to provide indemnification pursuant to its respective Indemnification Agreement, dated as of the date hereof (each, an "Indemnification Agreement"), by and among such party, the Depositor and each Underwriter (such information, the "Mortgage Loan Seller's Information"); provided, further, that the Depositor makes no representations and warranties as to the information contained in or omitted from any Current Report (as defined in Section 8(a) below), or in any amendment or supplement thereto, incorporated by reference in the Registration Statement or the Prospectus;

     (d) the Depositor has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own its assets and conduct its business as described in the Prospectus, is duly qualified as a foreign corporation in good standing in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Depositor, and is conducting its business so as to comply in all material respects with the applicable statutes, ordinances, rules and regulations of the jurisdictions in which it is conducting business;

     (e) the Pooling and Servicing Agreement, the Mortgage Loan Purchase Agreements and the Certificates conform, or will conform as of the Specified Delivery Date, to the description thereof contained in the Registration Statement and the Prospectus; and the Certificates, on the date hereof, will have been duly and validly authorized and, when such Certificates are duly and validly executed by the Depositor or the Trustee, authenticated by the Trustee and delivered in accordance with the Pooling and Servicing Agreement and delivered and paid for as provided herein, will be validly issued and outstanding and entitled to the benefits and security afforded by the Pooling and Servicing Agreement;

     (f) the Depositor is not in violation of its certificate of incorporation or by-laws or in default under any agreement, indenture or instrument the effect of which violation or default would be material and adverse to the Depositor or which violation or default would have a material adverse effect on the performance by the Depositor of its obligations under this Agreement, the Pooling and Servicing Agreement or either of the Mortgage Loan Purchase Agreements; there are no actions or proceedings against, or investigations of, the Depositor pending, or, to the knowledge of the Depositor, threatened, before any court, administrative agency or other tribunal (i) asserting the invalidity of this Agreement, the Pooling and Servicing Agreement, either of the Mortgage Loan Purchase Agreements or the Certificates, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement, (iii) which might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability against the Depositor of, this Agreement, the Pooling and Servicing Agreement, either of the Mortgage Loan Purchase Agreements or the Certificates or (iv) seeking to affect adversely the federal income tax attributes of the Certificates described in the Prospectus;

     (g) there has not been any material adverse change in the business operations, financial condition, properties or assets of the Depositor since the date of its latest audited financial statements which would have a material adverse effect on the ability of the Depositor to perform its obligations under this Agreement, the Pooling and Servicing Agreement or either of the Mortgage Loan Purchase Agreements;

     (h) there are no contracts, indentures or other documents of a character required by the Act or by the rules and regulations thereunder to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described or referred to therein or so filed or incorporated by reference as exhibits thereto;

     (i) the Depositor possesses all material licenses, certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by it, and the Depositor has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Depositor;

     (j) the issue and sale of the Certificates and the compliance by the Depositor with all of the provisions of the Certificates, this Agreement and the Pooling and Servicing Agreement, the execution and delivery by the Depositor of this Agreement, the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreements are within the corporate power of the Depositor and have been, or will have been, duly authorized by all necessary corporate action on the part of the Depositor; and neither the execution and delivery by the Depositor of such instruments, nor the consummation by the Depositor of the transactions herein or therein contemplated, nor the compliance by the Depositor with the provisions hereof or thereof, will (A) conflict with or result in a breach of, or constitute a default under, any of the provisions of the certificate of incorporation or by-laws of the Depositor, (B) conflict with any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties, (C) conflict with any of the provisions of any indenture, mortgage, contract or other instrument to which the Depositor is a party or by which it is bound or (D) except as contemplated by the Pooling and Servicing Agreement, result in the creation or imposition of any lien, charge or encumbrance upon any of its property or assets pursuant to the terms of any such indenture, mortgage, contract or other instrument;

     (k) this Agreement has been duly authorized, executed and delivered by the Depositor;

     (l) on the Specified Delivery Date, the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreements will have been duly authorized, executed and delivered by the Depositor and will be valid and binding agreements of the Depositor, enforceable against the Depositor in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity);

     (m) all approvals, authorizations, consents, orders or other actions of any person, corporation or other organizations, or of any court, governmental agency or body or official (except with respect to the state securities or "blue sky" laws of various jurisdictions) required in connection with the valid and proper authorization, issuance and sale of the Certificates pursuant to this Agreement and the Pooling and Servicing Agreement have been or will be taken or obtained on or prior to the Specified Delivery Date;

     (n) at the Specified Delivery Date, each of the Mortgage Loans will meet the criteria for selection described in the Prospectus Supplement;

     (o) neither the Depositor nor the Trust Fund is, and neither the sale of the Certificates in the manner contemplated by the Prospectus nor the activities of the Trust Fund pursuant to the Pooling and Servicing Agreement will cause the Depositor or the Trust Fund to be an "investment company" or under the control of an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act"); and the Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act");

     (p) at the time of the execution and delivery of the Pooling and Servicing Agreement, the Depositor (A) except as disclosed in the Prospectus, will convey to the Trustee, or cause to be conveyed to the Trustee, all of the Depositor's right, title and interest in and to the Mortgage Loans being transferred to the Trustee pursuant to the Pooling and Servicing Agreement, free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively "Liens") granted by or imposed upon the Depositor, (B) will not have assigned to any person any of its right, title or interest in the Mortgage Loans or in the Pooling and Servicing Agreement or the Certificates, and (C) will have the power and authority to transfer or cause the transfer of the Mortgage Loans to the Trustee and to sell the Certificates to the Underwriters. Upon execution and delivery of the Pooling and Servicing Agreement by the

Trustee, the Trustee will have acquired ownership of all of the Depositor's right, title and interest in and to the Mortgage Loans except to the extent disclosed in the Prospectus, and upon delivery to the Underwriters of the Certificates pursuant hereto, each Underwriter will have good title to the Certificates purchased by such Underwriter, in each case free of Liens granted by or imposed upon the Depositor;

     (q) under generally accepted accounting principles and for federal income tax purposes, the Depositor will report the transfer of the Mortgage Loans to the Trustee in exchange for the Certificates and the sale of the Certificates to the Underwriters pursuant to this Agreement as a sale of the interest in the Mortgage Loans evidenced by the Certificates. The consideration received by the Depositor upon the sale of the Certificates to the Underwriters will constitute at least reasonably equivalent value and fair consideration for the Certificates. The Depositor will be solvent at all relevant times prior to, and will not be rendered insolvent by, the sale of the Certificates to the Underwriters. The Depositor is not selling the Certificates to the Underwriters with any intent to hinder, delay or defraud any of the creditors of the Depositor;

     (r) at the Specified Delivery Date, the respective Classes of Certificates shall have been assigned ratings no lower than those set forth in Schedule I hereto by the nationally recognized statistical rating organizations identified in Schedule I hereto (the "Rating Agencies"); and

     (s) any taxes, fees and other governmental charges in connection with the execution, delivery and/or issuance, as applicable, of this Agreement, the Pooling and Servicing Agreement and the Certificates payable by the Depositor (other than income taxes) have been paid or will be paid at or prior to the Specified Delivery Date.

     3. Purchase, Sale and Delivery of Certificates. Delivery of and payment for the Certificates will be made at such place and at such time as shall be specified in Schedule I or at such other time thereafter as set forth in
Schedule I or as you and the Depositor shall agree upon, each such time being hereinafter referred to as a "Specified Delivery Date." Delivery of such Certificates shall be made by the Depositor to the Underwriters against payment of the purchase price specified in Schedule I in same day funds wired to such bank as may be designated by the Depositor, or by such other manner of payment as may be agreed upon by the Depositor and you. Unless the Prospectus states that delivery is to be made in a different form, the Certificates to be so delivered will be in definitive, fully registered form, in such denominations and registered in such names as you request, and will be made available for checking and packaging at the office of Credit Suisse First Boston LLC, Eleven Madison Avenue, New York, New York 10010 (or at some other location specified by the Underwriters at least 48 hours prior to delivery), at least 24 hours prior to the Specified Delivery Date.

     4. Offering by Underwriters. It is understood that the Underwriters propose to offer the Certificates subject to this Agreement for sale to the public as set forth in the Prospectus.

     5. Covenants of the Depositor. The Depositor covenants and agrees with you that:

     (a) the Depositor has prepared and/or shall prepare a Prospectus Supplement setting forth the amount of Certificates covered thereby and the terms thereof not otherwise specified in the Base Prospectus, the price at which such Certificates are to be purchased by the Underwriters from the Depositor, either the initial public offering price or the method by which the price at which such Certificates are to be sold will be determined, the selling concessions and reallowances, if any, and such other information as you and the Depositor deem appropriate in connection with the offering of such Certificates, but the Depositor shall not file any amendments to the Registration Statement as in effect with respect to the Certificates, or any amendments or supplements to the Prospectus, unless it has first delivered copies of such amendments or supplements to you and given you a reasonable opportunity to review the same, or if you have reasonably objected thereto promptly after receipt thereof; the Depositor shall immediately advise you or your counsel (i) when notice is received from the Commission that any post-effective amendment to the Registration Statement has been filed or has become or will become effective or any supplement to the Prospectus or any amended Prospectus, in each case relating to the Certificates specified in Schedule I has been filed and will furnish you with copies thereof, (ii) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information relating to the Certificates and (iii) of any order or communication suspending or preventing, or threatening to suspend or prevent, the offer and sale of the Certificates or of any proceedings or examinations that may lead to such an order or communication, whether by or of the Commission or any authority administering any state securities or "blue sky" law, as soon as the Depositor is advised thereof, and shall use its best efforts to prevent the issuance of any such order or communication and to obtain as soon as possible its lifting, if issued. Subject to the Underwriters' compliance with their obligations set forth in Section 8 below and receipt by the Depositor of a letter from Ernst & Young LLP, satisfactory in form and substance to the Depositor, to the effect that such accountants have performed certain specified procedures, all of which have been agreed to by the Depositor, as a result of which they have determined that the information included in the Computational Materials and ABS Term Sheets provided by such Underwriter to the Depositor for filing on Form 8-K pursuant to
Section 8 and this subsection (a), and that the accountants have examined in accordance with such agreed upon procedures, is accurate except as to such matters that are not deemed by the Depositor to be material, the Depositor shall file with the Commission a Current Report on Form 8-K including any Computational Materials and ABS Term Sheets provided to it by any Underwriter pursuant to Section 8 below not later than the date on which such Current Report is required to be filed with the Commission;

     (b) if, at any time when the Prospectus is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Act or the Rules and Regulations, the Depositor shall prepare and file with the Commission, an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance;

     (c) the Depositor shall make generally available to the holders of the Certificates (the "Certificateholders"), in each case as soon as practicable, earning statements covering (i) a period of 12 months beginning not later than the first day of the related Trust's fiscal quarter next following the effective date of the Registration Statement and (ii) a period of 12 months beginning no later than the first day of the Trust's fiscal quarter next following the date hereof which will satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Commission with respect to the Certificates. The Depositor shall cause the Trustee to furnish or make available, within a reasonable time after the end of each calendar year, to each holder of a Certificate at any time during such year, such information as the Depositor deems necessary or desirable to assist Certificateholders in preparing their federal income tax returns;

     (d) the Depositor shall furnish to you copies of the Registration Statement, the Prospectus, and all amendments and supplements to such documents relating to the Certificates, in each case as soon as available and in such quantities as you reasonably request as long as the Depositor is required to deliver the Prospectus under the Act in connection with the sale of the Certificates; provided that any such documents requested by you on a date that is more than nine (9) months after the Closing Date shall be provided at your expense;

     (e) the Depositor shall arrange for the qualification of the Certificates for sale and the determination of their eligibility for investment under the laws of such jurisdictions as you designate and shall continue such qualifications in effect so long as required for the distribution; provided, however, that neither the Depositor nor the Trust shall be required to qualify to do business in any jurisdiction where it is now not qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction in which it is now not subject to service of process;

     (f) the Depositor shall, while the Certificates are outstanding:

         (i) furnish to you, as soon as available, copies of all reports filed with the Commission and copies of each notice published or mailed to holders of the Certificates pursuant to the Pooling and Servicing Agreement; and

         (ii) furnish to you such other information with respect to the Trust or its financial condition or results of operations, as you may reasonably request, including but not limited to information necessary or appropriate to the maintenance of a secondary market in the Certificates; and

     (g) as between itself and the Underwriters, the Depositor will pay all expenses incidental to the performance of its obligations under this Agreement, including without limitation (i) expenses of preparing, printing and reproducing the Prospectus, the Pooling and Servicing Agreement and the Certificates, (ii) the fees charged by Moody's Investors Service, Inc. ("Moody's") and Fitch, Inc. ("Fitch", and together with Moody's, the "Rating Agencies") for rating the Certificates, (iii) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Pooling and Servicing Agreement and the Certificates, and (iv) all other costs and expenses incidental to the performance by the Depositor of its obligations hereunder that are not otherwise specifically provided for in this subsection. It is understood that, except as provided in this subsection (g) and in Section 10 below, each Underwriter will pay all of its own expenses including all out-of-pocket and/or internally allocated costs and expenses incurred by them in connection with the transaction herein contemplated, including, without limitation, fees and expenses of their counsel, any transfer taxes on the Certificates and the expenses of any advertising of the offering of the Certificates made by the Underwriters; and

     (h) during the period when a prospectus is required by law to be delivered in connection with the sale of the Certificates pursuant to this Agreement, the Depositor shall file, or cause the Trustee to file on behalf of the Trust, on a timely and complete basis, all documents that are required to be filed by the related Trust with the Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase and pay for the Certificates subject to this agreement will be subject to the accuracy of the representations and warranties on the part of the Depositor as of the date hereof and the Specified Delivery Date, to the accuracy of the statements of the Depositor made pursuant to the provisions thereof, to the performance by the Depositor in all material respects of its obligations hereunder and to the following additional conditions precedent:

     (a) you shall have received a letter from Ernst & Young LLP, dated the date hereof and, if requested by you, dated the Specified Delivery Date, each in the forms heretofore agreed to;

     (b) all actions required to be taken and all filings required to be made by the Depositor under the Act prior to the Specified Delivery Date shall have been duly taken or made; and prior to the Specified Delivery Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted, or to the knowledge of the Depositor or any Underwriter, shall be contemplated by the Commission;

     (c) unless otherwise specified in Schedule I, the Certificates subject to this Agreement and offered by means of the Registration Statement shall be rated the ratings specified in Schedule I, and such ratings shall not have been lowered or placed on any credit watch with a negative implication for downgrade;

     (d) you shall have received an opinion of counsel to the guarantor, Credit Suisse First Boston acting through its Cayman branch (the "Guarantor"), dated the Specified Delivery Date, and in the form agreed to on or prior to such date;

     (e) you shall have received an opinion and a letter of Sidley Austin Brown & Wood LLP, counsel to the Depositor and the Underwriters, dated the Specified Delivery Date, in substantially the same form as Exhibit A attached hereto;

     (f) you shall have received the opinions of counsel to Column, dated the Specified Delivery Date, in substantially the same respective forms as attached to the First Mortgage Loan Purchase Agreement;

     (g) you shall have received the opinions of counsel to KeyBank, dated the Specified Delivery Date, in substantially the same respective forms as attached to the Second Mortgage Loan Purchase Agreement;

     (h) you shall have received an opinion of counsel to the Trustee, dated the Specified Delivery Date, in form and substance reasonably acceptable to you;

     (i) you shall have received an opinion of counsel to the Master Servicer and the Special Servicer, dated the Specified Delivery Date, in form and substance reasonably acceptable to you;

     (j) you shall have received letters, dated the Specified Delivery Date, from counsel rendering opinions to the Rating Agencies, to the effect that you may rely upon their opinion to such Rating Agencies, as if such opinion were rendered to you, or such opinions shall be addressed to you;

     (k) you shall have received a certificate or certificates signed by such of the principal executive, financial and accounting officers of the Depositor as you may request, dated the Specified Delivery Date, in substantially the same form as Exhibit B;

     (l) you shall have received a certificate of the Trustee, signed by one or more duly authorized officers of the Trustee, dated the Specified Delivery Date, in form and substance reasonably acceptable to you;

     (m) you shall have received a certificate of the Master Servicer, signed by one or more duly authorized officers of the Master Servicer, dated the Specified Delivery Date, in form and substance reasonably acceptable to you;

     (n) you shall have received a certificate of the Special Servicer, signed by one or more duly authorized officers of the Special Servicer, dated the Specified Delivery Date, in form and substance reasonably acceptable to you;

     (o) Column shall have sold the Mortgage Loans to the Depositor pursuant to the Mortgage Loan Purchase Agreements; and

     (p) you shall have received such other documents, certificates, letters and opinions as you may reasonably request.

     7. Indemnification.

     (a) The Depositor shall indemnify and hold harmless each Underwriter, each of its officers and each of its directors and each person, if any, that controls any Underwriter within the meaning of the Act or the Exchange Act against any expenses, losses, claims, damages or liabilities, joint or several, to which such Underwriter or such officer, director or controlling person may become subject, under the Act, the Exchange Act or otherwise, and shall reimburse any legal or other expenses reasonably incurred by such Underwriter or any such director, officer, or controlling person in connection with investigating or defending any such expense, loss, claim, damage, liability or action, in each case insofar as such expenses, losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Prospectus Supplement, the Prospectus Supplement or the Base Prospectus or any amendment or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Depositor shall reimburse, as incurred, each Underwriter and each such officer, director and controlling person for any legal or other expenses reasonably incurred by such Underwriter and each such officer, director and controlling person in connection with investigating or defending any such expense, loss, claim, damage, liability or action; provided, however, that the Depositor shall not be liable in any such case to the extent that any such expense, loss, claim, damage or liability (x) arises out of or is based upon any such untrue statement or alleged untrue statement in, or omission or alleged omission from, any such documents in reliance upon and in conformity with (i) written information furnished to the Depositor by or on behalf of an Underwriter specifically for use therein (the "Underwriters' Information"), or (ii) the Mortgage Loan Seller's Information, or (y) are caused by any untrue statement or alleged untrue statement contained in, or any omission or alleged untrue statement from, any Computational Materials or ABS Term Sheets; provided, further, that the indemnity with respect to the Prospectus shall not inure to the benefit of the Underwriters if information that corrected any untrue statement or omission of a material fact contained in or excluded from the Preliminary Prospectus Supplement or the Base Prospectus delivered therewith was furnished to the Underwriters prior to the Closing Date and the person asserting any such loss, claim, damage or liability did not receive a copy of a final Prospectus (or, any supplement thereto) that corrected such untrue statement or omission of a material fact contained in the Preliminary Prospectus Supplement or the Base Prospectus delivered therewith at or prior to the confirmation of the sale of the Certificates, if delivery of a prospectus relating to the Certificates was required to be delivered by such Underwriters under the Act. The Depositor acknowledges that the following statements constitute the only Underwriters' Information furnished in writing by or on behalf of the Underwriters for inclusion in the Prospectus: the second sentence of the second paragraph on the cover of the Prospectus; the paragraph immediately above the bolded names of the Underwriters on the cover of the Prospectus; and the fourth paragraph, and the second sentence of the fifth paragraph under the heading "Underwriting" in the Prospectus. This indemnity agreement shall be in addition to any liability which the Depositor may otherwise have.

     (b) Each Underwriter shall severally, and not jointly, indemnify and hold harmless the Depositor, each of its directors, each of its officers who has signed the Registration Statement and each person, if any, who controls the Depositor within the meaning of the Act or the Exchange Act against any expenses, losses, claims, damages or liabilities to which the Depositor or any such director, officer or controlling person may become subject under the Act, the Exchange Act or otherwise, and shall reimburse any legal or other expenses reasonably incurred by the Depositor or any such director, officer or controlling person in connection with investigating or defending any such expense, loss, claim, damage, liability or action, in each case insofar as such expenses, losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of any material fact contained in the Prospectus or any amendment or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii)(A) any untrue statement or alleged untrue statement of any material fact contained in the Computational Materials or ABS Term Sheets, as applicable, that such Underwriter prepared or developed and that such Underwriter provides to its respective potential investors, or (B) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, other than, in the case of clauses (iii)(A) and
(iii)(B), any untrue statement, alleged untrue statement, omission or alleged omission (including those of a quantitative nature) resulting from information regarding the Mortgage Loans provided by Column and/or KeyBank and used for purposes of preparing the Computational Materials or ABS Term Sheets or any other errors in such Computational Materials or ABS Term Sheets to the extent such error resulted from such information; in the case of clauses (i), (ii) and
(iii) to the extent, but only to the extent that any such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with Underwriter's Information. This indemnity agreement shall be in addition to any liability that such Underwriter may otherwise have.

     (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this
Section 7, notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party under this Section 7, except to the extent that such omission to notify materially prejudices the indemnifying party. In case any such action is brought against any indemnified party, after such indemnifying party has been notified of the commencement thereof, such indemnifying party shall be entitled to participate therein (at its own expense), and, to the extent that it may wish, shall be entitled to assume the defense thereof (jointly with any other indemnifying party similarly notified) with counsel reasonably satisfactory to such indemnified party (which shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under this
Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to designate within a reasonable period of time counsel reasonably satisfactory to the indemnified party (in which case the fees and expenses shall be paid as incurred by the indemnifying party). In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. An indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent. However, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party shall indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. If an indemnifying party assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the consent of the indemnified party or, if such settlement (i) provides for an unconditional release of the indemnified party in connection with all matters relating to the proceeding that have been asserted against the indemnified party in such proceeding by the other parties to such settlement and (ii) does not require an admission of fault by the indemnified party, without the consent of the indemnified party.

     (d) If recovery is not available under the foregoing indemnification provisions of this Section 7 or is insufficient in respect of any liabilities referred to therein (on grounds of public policy or otherwise), the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the Act. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by the Depositor on the one hand and such Underwriter on the other from the offering of the Certificates subject to this Agreement (taking into account the portion of the proceeds of the offering realized by each). In the event contribution according to the foregoing sentence is not permitted by law, in determining the amount of contribution to which the respective parties are entitled, there shall be considered the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission and any other equitable considerations appropriate under the circumstances. The Depositor and the Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose). Notwithstanding the provisions of this subsection (d) no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter in connection with the offering of the Certificates exceeds the amount of damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The obligations of the Underwriters in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

     (e) The amount paid or payable by an indemnified party as a result of the losses, claims, damages or other liabilities referred to in this Section 7 shall be deemed to include any legal fees and disbursements or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such claim. In the event that any expenses so paid by the indemnifying party are subsequently determined to not be required to be borne by the indemnifying party hereunder, the party which received such payment shall promptly refund the amount so paid to the party which made such payment. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

     (f) The indemnity and contribution agreements contained in this Section 7 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by the Depositor, any Underwriter, any of their respective directors or officers, or any person controlling the Depositor or such Underwriter, and (iii) acceptance of and payment for any of the Certificates.

     (g) The obligations of the Depositor under this Section 7 shall be in addition to any liability which the Depositor may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of any Underwriter and to each person, if any, who controls any Underwriter within the meaning of the Act or the Exchange Act; and the obligations of the Underwriters under this Section 7 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Depositor and to each person, if any, who controls the Depositor within the meaning of the Act or the Exchange Act.

     (h) Each Underwriter will indemnify and hold harmless the other Underwriter and each person, if any, who controls such Underwriter within the meaning of either the Act or the Exchange Act (the "Non-Indemnifying Underwriter") from and against any and all expenses, losses, claims, damages or liabilities, joint or several, to which the Non-Indemnifying Underwriter becomes subject under the Act, the Exchange Act or other federal or state statutory law or regulation, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of material fact contained in any computational or other written materials developed by and mailed or otherwise transmitted by such indemnifying Underwriter, or any member of its selling group, in connection with the Certificates or in any revision or amendment thereof or supplement thereto, other than any untrue statement (including any of a quantitative nature) resulting from information regarding the Mortgage Loans provided by Column and/or KeyBank and used for purposes of preparing such computational or other written materials or any other errors reflected in such materials to the extent such error resulted from such information. This agreement will be in addition to any liability that any Underwriter may otherwise have.

     8. Computational Materials.

     (a) The Underwriters agree to provide to the Depositor not later than 10:30 a.m., New York time, on the Business Day before the date on which a Current Report on Form 8-K is required to be filed by the Depositor with the Commission pursuant to the No-Action Letters (as defined below) (each, a "Current Report") five complete copies of all materials that have been provided by the Underwriters to prospective investors in the Certificates and that constitute
(i) "Computational Materials" within the meaning of the no-action letter dated May 20, 1994 and issued by the Division of Corporation Finance of the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation and the no-action letter dated May 27, 1994 and issued by the Division of Corporation Finance of the Commission to the Public Securities Association (together, the "Kidder Letters") and (ii) "ABS Term Sheets" within the meaning of the no-action letter dated February 17, 1995 and issued by the Division of Corporation Finance of the Commission to the Public Securities Association (together with the Kidder Letters, the "No-Action Letters"), and the Underwriters acknowledge that the filing of such materials is a condition of relief granted in such letter (such materials, the "Computational Materials" and the "ABS Term Sheets," respectively); provided, however, that any ABS Term Sheets are subject to the review and approval of the Depositor prior to their distribution to any prospective investors, and a copy of all such ABS Term Sheets and Computational Materials as are delivered to prospective investors shall, in addition to the foregoing delivery requirements, be delivered to the Depositor simultaneously with delivery thereof to prospective investors. Each delivery of Computational Materials and ABS Term Sheets to the Depositor pursuant to this Section 8(a) shall be effected by delivering four copies of such materials to counsel for the Depositor on behalf of the Depositor and one copy of such materials to the Depositor. Neither Underwriter shall provide to any investor or prospective investor in the Certificates any Computational Materials or ABS Term Sheets on or after the day on which Computational Materials or ABS Term Sheets are required to be provided to the Depositor pursuant to this subsection (a) (other than copies of Computational Materials or ABS Term Sheets previously submitted to the Depositor in accordance with this subsection (a)) for filing pursuant to Section 5(a), unless such Computational Materials or ABS Term Sheets are preceded or accompanied by the delivery of a Prospectus to such investor or prospective investor.

     (b) As of the date of this Agreement and as of the Specified Delivery Date, each of the Underwriters represents and warrants to, and agrees with, the Depositor and with each other Underwriter that: (i) the Computational Materials and ABS Term Sheets furnished to the Depositor pursuant to Section 8(a) above, if any, constitute (either in original, aggregated or consolidated form) all of the materials furnished to prospective investors by such Underwriter that is required to be filed with the Commission with respect to the Certificates in accordance with the No-Action Letters, and such Computational Materials and ABS Term Sheets comply with the requirements of the No-Action Letters; (ii) on the date any such Computational Materials and ABS Term Sheets with respect to such Certificates (or any written or electronic materials furnished to prospective investors on which such Computational Materials and ABS Term Sheets are based) were last furnished to each prospective investor and on the date of delivery thereof to the Depositor pursuant to Section 8(a) above and on the Specified Delivery Date, such Computational Materials and ABS Term Sheets (or materials) were accurate in all material respects when read in conjunction with the Prospectus (taking into account the assumptions explicitly set forth in the Computational Materials), except to the extent of any errors therein that are caused by errors in the Mortgage Loan Seller's Information (iii) such Underwriter will not represent to potential investors that any Computational Materials and ABS Term Sheets were prepared or disseminated by the Depositor; and (iv) all Computational Materials and ABS Term Sheets (or underlying materials distributed to prospective investors on which the Computational Materials and ABS Term Sheets were based) shall bear a legend substantially in the form of Exhibit C. Notwithstanding the foregoing, the Underwriters make no representation or warranty as to whether any Computational Materials and ABS Term Sheets (or any written or electronic materials furnished to prospective investors on which the Computational Materials and ABS Term Sheets are based), if any, included or will include any inaccurate statement resulting directly from any error contained in the Mortgage Loan Seller's Information.

     (c) All information included in the Computational Materials and ABS Term Sheets shall be generated based on substantially the same methodology and assumptions that are used to generate the information in the Prospectus Supplement as set forth therein; provided, that the Computational Materials and ABS Term Sheets may include information based on alternative methodologies or assumptions if specified therein. In the event that any Computational Materials and ABS Term Sheets that are required to be filed were based on assumptions with respect to the Mortgage Loans that are incorrect or that differ from the final Mortgage Loans, the Mortgage Loan Seller's Information in any material respect or were based on Certificate structuring terms that were revised in any material respect prior to the printing of the Prospectus, the Underwriters shall prepare revised Computational Materials or ABS Term Sheets, as the case may be, based on the final Mortgage Loan Seller's Information and structuring assumptions, shall circulate such revised Computational Materials and ABS Term Sheets to all recipients of the preliminary versions thereof that indicated orally to the Underwriters they would purchase all or any portion of the Certificates, and shall include such revised Computational Materials or ABS Term Sheets (marked "as revised") in the materials delivered to the Depositor pursuant to Section 8(a) above.

     (d) If, within the period during which the Prospectus relating to the Certificates is required to be delivered under the Act, any Computational Materials or ABS Term Sheets are determined, in the reasonable judgment of the Depositor or the related Underwriter, to contain a material error or omission, such Underwriter shall prepare a corrected version of such Computational Materials or ABS Term Sheets, shall circulate such corrected Computational Materials or ABS Term Sheets to all recipients of the prior versions thereof that either indicated orally to such Underwriter they would purchase all or any portion of the Certificates, or actually purchased all or any portion thereof, and shall deliver copies of such corrected Computational Materials or ABS Term Sheets (marked, "as corrected") to the Depositor for filing with the Commission in a subsequent Form 8-K submission (subject to the Depositor's obtaining an accountant's comfort letter in respect of such corrected Computational Materials and ABS Term Sheets, which the parties acknowledge shall be at the expense of the related Mortgage Loan Seller). As of the date that any Underwriter disseminates any Computational Materials or ABS Term Sheets, such Underwriter shall not have any knowledge or reason to believe that such Computational Materials or ABS Term Sheets contained any material error or omission and each Underwriter agrees to promptly notify the Depositor of any such material error or omission of which such Underwriter becomes aware. Notwithstanding the foregoing, the Underwriters make no representation or warranty as to whether any Computational Materials or ABS Term Sheets (or any written or electronic materials furnished to prospective investors on which the Computational Materials or ABS Term Sheets are based) included or will include any inaccurate statement resulting directly from any error contained in the Mortgage Loan Seller's Information.

     (e) Each Underwriter shall be deemed to have represented, as of the Specified Delivery Date, that, except for Computational Materials and ABS Term Sheets provided to the Depositor pursuant to subsection (a) above, such Underwriter did not provide any prospective investors with any information in written or electronic form in connection with the offering of the Certificates that is required to be filed with the Commission in accordance with the No-Action Letters, and each Underwriter shall separately provide the Depositor with a certification to that effect on the Specified Delivery Date.

     (f) In the event of any delay in the delivery by either Underwriter to the Depositor of Computational Materials and ABS Term Sheets required to be delivered in accordance with subsection (a) above, or in the delivery of the accountant's comfort letter in respect thereof pursuant to Section 5(a), the Depositor shall have the right to delay the release of the Prospectus to investors or to the Underwriters, to delay the Specified Delivery Date and to take other appropriate actions in each case as necessary in order to allow the Depositor to comply with its agreement set forth in Section 5(a) to file the Computational Materials and ABS Term Sheets by the time specified therein.

     (g) Each Underwriter further represents and warrants that, if and to the extent it has provided any prospective investors with any Computational Materials or ABS Terms Sheets prior to the date hereof in connection with the offering of the Certificates, all of the conditions set forth in clauses (c),
(d) and (f) above have been satisfied with respect thereto.

     9. Default of Underwriters. If any Underwriter defaults in its obligations to purchase Offered Certificates hereunder and the aggregate principal amount of Certificates that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of Certificates to be purchased hereunder, Credit Suisse First Boston LLC ("CSFBLLC") may make arrangements satisfactory to the Depositor for the purchase of such Certificates by other persons, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriter shall be obligated to purchase the Certificates that such defaulting Underwriter agreed but failed to purchase hereunder. If any Underwriter so defaults and the aggregate principal amount Certificates with respect to which such default occurs exceeds 10% of the total principal amount of Certificates to be purchased hereunder and arrangements satisfactory to Credit Suisse First Boston LLC and the Depositor for the purchase of such certificates by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Depositor, except as provided in Section 10. As used in this Agreement, the term "Underwriter" includes any person substituted for a Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

     10. Termination of the Obligations of the Underwriters. (a) CSFBLLC may terminate the Underwriters' obligations under this Agreement by notice to the Depositor, at any time at or prior to the Specified Delivery Date if the sale of the Certificates provided for herein is not consummated because of any failure or refusal on the part of the Depositor to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Depositor shall be unable to perform its obligations under this Agreement.

     (b) The obligations of the Underwriters to purchase on the Specified Delivery Date the Certificates described in Schedule I shall be terminable by CSFBLLC if at any time on or prior to the Specified Delivery Date (i) any change, or any development or event involving a prospective change in the condition (financial or other), business, properties or results of operations of the Depositor or the Trust which, in the judgment of a majority in interest of the Underwriters (based on Underwriting obligations) including CSFBLLC, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Certificates; (ii) any downgrading in the rating of any of the Certificates by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any of the Certificates (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Underwriters including CSFBLLC, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Certificates, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange, or any suspension of trading of any Certificates on any relevant exchange or in the over-the-counter market; (v) any general moratorium on commercial banking activities declared by any Federal or New York State authorities; (vi) any major disruption of settlements of securities or clearance services in the United States; or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including CSFBLLC, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of any payment for the Certificates.

     (c) If the Underwriters terminate their obligations under this Agreement in accordance with Section 10(a), the Depositor shall reimburse the Underwriters for all reasonable out-of pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by the Underwriters in connection with the proposed purchase and sale of the Certificates.

     11. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements by the Depositor and of the several Underwriters set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any investigation or statement as to the results thereof made by or on behalf of such Underwriters, the Depositor or any of their respective officers or directors or any controlling person, and shall survive delivery of and payment of the related Certificates.

     If this Agreement is terminated pursuant to Section 10 above or if for any reason the purchase by the Underwriters of the Certificates described in
Schedule I is not consummated, the Depositor shall remain responsible for the expenses to be paid or reimbursed by it pursuant to

Section 5(g) above, and the obligations of the Depositor and such Underwriters pursuant to Section 7 above shall remain in effect.

     12. Obligations of Column Financial, Inc.. Column Financial, Inc. agrees with the Underwriters, for the sole and exclusive benefit of the Underwriters and each of their respective officers, directors and any other person, if any, who controls the Underwriters within the meaning of the Act or the Exchange Act and not for the benefit of any assignee thereof or any other person or persons dealing with the Underwriters, to indemnify and hold harmless the Underwriters against any failure by the Depositor to perform its obligations to the Underwriters and their officers, directors and control persons pursuant to
Section 7(a) hereof; provided, however, that the aggregate liability of Column Financial, Inc. for the foregoing indemnity shall not exceed an amount equal to the aggregate principal amount of the Certificates.

     13. Notices. All communications hereunder shall be in writing and, if sent to Credit Suisse First Boston LLC, shall be mailed, delivered or telecopied to it at Credit Suisse First Boston LLC, Eleven Madison Avenue, New York, New York 10010, Attention: Edmund Taylor, Telecopy No.: (212) 325-8162 (with a copy to Pamela McCormack, Esq., Legal Compliance Department, Telecopy No.:
(917)-326-7805); if sent to McDonald Investments Inc., shall be mailed, delivered or telecopied to it at McDonald Investments Inc., 800 Superior Avenue, Cleveland, Ohio 44114, Attention: Joe Chinnici, Telecopy No.: (216) 443-3801; if sent to Goldman, Sachs & Co., shall be mailed, delivered or telecopied to it at 85 Broad Street, New York, New York 10004, Attention: Registration Dept., Telecopy No.: (212) 902-5637 or if sent to the Depositor, shall be mailed, delivered or telecopied to it at Credit Suisse First Boston Mortgage Securities Corp., Eleven Madison Avenue, New York, New York 10010, Attention: Edmund Taylor (with a copy to Pamela McCormack, Esq., Legal Compliance Department, Telecopy
No.: (917)-326-7805), Telecopy No.: (212) 325-8162; provided, however, that any notice to an Underwriter pursuant to Section 7 shall be mailed, delivered or telegraphed to such Underwriter at the address furnished by it.

     14. Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 7 above, and their successors and assigns, and no other person shall have any right or obligation hereunder. No purchaser of any Certificates from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

     15. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon it will become a binding agreement among the Depositor and the several Underwriters in accordance with its terms. Alternatively, the execution of this Agreement by the Depositor and its acceptance by or on behalf of the Underwriters may be evidenced by an exchange of telegraphic or other written communications.

                                       Very truly yours,


                                       CREDIT SUISSE FIRST BOSTON
                                       MORTGAGE SECURITIES CORP.,
                                       as Depositor



                                       By:  /s/ Jeffrey A. Altabef
                                           -------------------------------------
                                           Name:  Jeffrey A. Altabef
                                           Title: Vice President

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE FIRST BOSTON LLC,
     as Underwriter


By: /s/ Anand Gujjar
   -----------------------------------
   Name:  Anand Gujjar
   Title: Managing Director

GOLDMAN, SACHS & CO.,
as Underwriter


By: /s/ Goldman, Sachs & Co.
   -----------------------------------
   Name:  Goldman, Sachs & Co.
   Title:    N/A

McDONALD INVESTMENTS INC.,
     as Underwriter


By: /s/ JA Chinnici III
   -----------------------------------
   Name:  JA Chinnici III
   Title:    Senior Vice President

Acknowledged and agreed solely as to Section 12:

COLUMN FINANCIAL, INC.


By: /s/ Jeffrey A. Altabef
   -----------------------------------
   Name:  Jeffrey A. Altabef
   Title: Vice President

                                   SCHEDULE I

Prospectus: Prospectus Supplement and Base Prospectus dated March 27, 2003 (Registration Statement No.: 333-97955)

Aggregate Principal Amount of Offered Certificates: $859,764,000 (approximate)

Aggregate Purchase Price to be Paid by Credit Suisse First Boston LLC:
$863,203,056 plus accrued interest.

Aggregate Purchase Price to be Paid by Goldman, Sachs & Co.: $0.

Aggregate Purchase Price to be Paid by McDonald Investments Inc. $0.

Certificate Balances/Notional Balance:
Class A-1                                                $104,000,000
Class A-2                                                $196,000,000
Class A-3                                                $109,000,000
Class A-4                                                $364,293,000
Class B                                                  $ 32,118,000
Class C                                                  $ 12,353,000
Class D                                                  $ 29,647,000
Class E                                                  $ 12,353,000

Ratings (Moody's/Fitch):
Class A-1                                                  Aaa/AAA
Class A-2                                                  Aaa/AAA
Class A-3                                                  Aaa/AAA
Class A-4                                                  Aaa/AAA
Class B                                                    Aa2/AA
Class C                                                    Aa3/AA-
Class D                                                     A2/A
Class E                                                     A3/A-

Pass-Through Rates:
Class A-1                                                  3.0060%
Class A-2                                                  3.8610%
Class A-3                                                  4.6660%
Class A-4                                                  4.8010%
Class B                                                    4.9180%
Class C                                                    4.9580%
Class D                                                    5.0270%
Class E                                                    5.1180%

                             Certificates Purchased

                              Certificate Balances

                      CLASS A-1     CLASS A-2     CLASS A-3     CLASS A-4      CLASS B      CLASS C      CLASS D       CLASS E
                     CERTIFICATE   CERTIFICATE   CERTIFICATE   CERTIFICATE   CERTIFICATE  CERTIFICATE  CERTIFICATE   CERTIFICATE
    UNDERWRITER        BALANCE       BALANCE       BALANCE       BALANCE       BALANCE      BALANCE      BALANCE       BALANCE
    -----------        -------       -------       -------       -------       -------      -------      -------       -------
Credit Suisse First
  Boston LLC         $104,000,000  $196,000,000  $109,000,000  $364,293,000  $32,118,000  $12,353,000   $29,647,000  $12,353,000
Goldman, Sachs & Co.      $0            $0            $0            $0           $0           $0            $0           $0
McDonald
  Investments Inc.        $0            $0            $0            $0           $0           $0            $0           $0
Total                $104,000,000  $196,000,000  $109,000,000  $364,293,000  $32,118,000  $12,353,000   $29,647,000  $12,353,000

                                    EXHIBIT A

   Form of Opinion of Sidley Austin Brown & Wood LLP, counsel to the Depositor

                                 April 11, 2003

To the Parties Listed on Annex A hereto:

             Re: Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2003-CK2

Ladies and Gentlemen:

     We have acted as special counsel to Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor") with respect to certain matters in connection with the following transactions (collectively, the "Transactions"):

     (i) the filing by the Depositor of a registration statement on Form S-3 (No. 333-97955) (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"), for purposes of registering under the Securities Act of 1933, as amended (the "1933 Act"), certain offerings of mortgage pass-through certificates evidencing interests in trust funds established by the Depositor;

     (ii) the sale by Column Financial, Inc. ("Column"), and the purchase by the Depositor, of a segregated pool of multifamily and commercial mortgage loans (collectively, the "Group I Mortgage Loans"), pursuant to that certain mortgage loan purchase agreement, dated as of March 27, 2003 (the "First Mortgage Loan Purchase Agreement"), between Column, as seller, and the Depositor, as purchaser;

     (iii) the sale by Column, and the purchase by the Depositor, of a second segregated pool of multifamily and commercial mortgage loans (collectively, the "Group II Mortgage Loans" and, collectively with the Group I Mortgage Loans, the "Mortgage Loans"), pursuant to that certain other mortgage loan purchase agreement dated as of March 27, 2003 (the "Second Mortgage Loan Purchase Agreement" and, together with the First Mortgage Loan Purchase Agreement, the "Mortgage Loan Purchase Agreements"), among Column, as seller, the Depositor, as purchaser, and KeyBank National Association ("KeyBank"), as additional party;

     (iv) the creation of a commercial mortgage trust (the "Trust"), and the issuance of an aggregate $1,006,847,097 Certificate Principal Balance of Commercial Mortgage Pass-Through Certificates, Series 2003-CK2 (the "Certificates"), consisting of twenty-seven (27) classes designated Class


                                      A-1-1

           A-X, Class A-SP, Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class GLC, Class RCKB, Class R, Class V-1, Class V-2, Class V-3 and Class V-4, pursuant to that certain pooling and servicing agreement dated as of April 11, 2003 (the "Pooling and Servicing Agreement"), among the Depositor, as depositor, KeyCorp Real Estate Capital Markets, Inc. d/b/a KeyBank Real Estate Capital, as master servicer and special servicer, and Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee");

     (v) the transfer of the Mortgage Loans by the Depositor to the Trust, pursuant to the Pooling and Servicing Agreement, in exchange for the Certificates being issued to or at the direction of the Depositor;

     (vi) the sale by the Depositor, and the purchase by Credit Suisse First Boston LLC ("CSFB LLC"), Goldman, Sachs & Co. and McDonald Investments Inc. (collectively, in such capacity, the "Underwriters") of the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D and Class E Certificates (collectively, the "Publicly Offered Certificates"), pursuant to that certain underwriting agreement dated as of March 27, 2003 (the "Underwriting Agreement"), among the Depositor and the Underwriters; and

     (vii) the sale by the Depositor, and the purchase by CSFB LLC (in such capacity, the "Initial Purchaser"), of the Class A-X, Class A-SP, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class GLC, Class RCKB, Class R, Class V-1, Class V-2, Class V-3 and Class V-4 Certificates (collectively, the "Privately Offered Certificates"), pursuant to that certain certificate purchase agreement dated as of March 27, 2003 (the "Certificate Purchase Agreement"), between the Depositor and the Initial Purchaser.

     The Pooling and Servicing Agreement, the Underwriting Agreement, the Certificate Purchase Agreement, the First Mortgage Loan Purchase Agreement and the Second Mortgage Loan Purchase Agreement are collectively referred to herein as the "Agreements". Capitalized terms used but not defined herein have the respective meanings set forth in the Pooling and Servicing Agreement and, to the extent not defined therein, in the other Agreements.

     For purposes of this opinion letter, we have reviewed:

     (i)   the Agreements;

     (ii)  the Registration Statement;

     (iii) the Prospectus, dated March 27, 2003, relating to publicly offered mortgage pass-through certificates evidencing interests in trust funds established by the Depositor (the "Basic Prospectus");


                                     A-1-2

     (iv) the Prospectus Supplement, dated March 27, 2003, specifically relating to the Trust and the Publicly Offered Certificates (the "Prospectus Supplement"; and, together with the Basic Prospectus, the "Prospectus");

     (v) the Confidential Offering Circular, dated March 27, 2003, relating to the Trust and certain classes of the Privately Offered Certificates (including all exhibits and annexes thereto, the "Confidential Offering Circular"); and

     (vi) the Supplement, dated April 11, 2003, to the Confidential Offering Circular (the "Confidential Offering Circular Supplement").

In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents and records as we have deemed relevant or necessary as the basis for the opinions contained in this letter; we have obtained such certificates from and made such inquiries of officers and representatives of the parties to the Agreements and public officials as we have deemed relevant or necessary as the basis for such opinions; and we have relied upon, and assumed the accuracy of, such other documents and records, such certificates and the statements made in response to such inquiries, with respect to the factual matters upon which the opinions contained herein are based.

     In rendering this opinion letter, we have also assumed (i) the truthfulness and accuracy of each of the representations and warranties as to factual matters contained in the Agreements, (ii) the legal capacity of natural persons, (iii) the genuineness of all signatures, (iv) the authenticity of all documents submitted to us as originals, (v) the conformity to authentic originals of all documents submitted to us as certified, conformed or photostatic copies, (vi) the due organization of all parties to each of the Agreements and the valid existence of each such party in good standing under the laws of its jurisdiction of organization, (vii) except as and to the extent expressly addressed in Opinion Paragraph 7 below, the power and authority of the parties to each of the Agreements to enter into, perform under and consummate the transactions contemplated by such Agreement, without any resulting conflict with or violation of the organizational documents of any such party or with or of any law, rule, regulation, order, writ or decree applicable to any such party or its assets, and without any resulting default under or breach of any other agreement or instrument by which any such party is bound or which is applicable to it or its assets, (viii) the due authorization by all necessary action, and the due execution and delivery, of each of the Agreements by all parties thereto, (ix) except as and to the extent expressly addressed in Opinion Paragraph 5 below, the constitution of each of the Agreements as the legal, valid and binding obligation of each party thereto, enforceable against such party in accordance with its terms, (x) compliance with the Agreements by all parties thereto and, in the case of the Pooling and Servicing Agreement, by the registered holders and beneficial owners of the Certificates, and (xi) the absence of any other agreement that supplements or otherwise modifies the intentions and agreements of the parties to the Agreements, as expressed therein.

     Our opinions set forth below with respect to the enforceability of any agreement or any particular right or obligation under any agreement are subject to: (1) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the doctrine of estoppel; (2) the possible unavailability of specific performance and injunctive relief,


                                     A-1-3
regardless of whether considered in a proceeding in equity or at law; (3) the effect of certain laws, rules, regulations and judicial and other decisions upon the enforceability of (a) any provision that purports to waive (i) the application of any federal, state or local statute, rule or regulation, (ii) the application of any general principles of equity or (iii) the obligation of diligence, (b) any provision that purports to grant any remedies that would not otherwise be available at law, to restrict access to any particular legal or equitable remedies, to make any rights or remedies cumulative and enforceable in addition to any other right or remedy, to provide that the election of any particular remedy does not preclude recourse to one or more other remedies, to provide that the failure to exercise or the delay in exercising rights or remedies will not operate as a waiver of such rights or remedies, to impose penalties or forfeitures, or to provide for set-off in the absence of mutuality between the parties, (c) any provision that purports to release, exculpate or exempt a party from, or indemnify a party for, liability for any act or omission on its part that constitutes negligence, recklessness or willful or unlawful conduct, (d) any provision that purports to govern matters of civil procedure, including any such provision that purports to establish evidentiary standards, to waive objections to venue or forum, to confer subject matter jurisdiction on any court that would not otherwise have such jurisdiction or to waive any right to a jury trial, or (e) any provision that purports to render unenforceable any modification, waiver or amendment that is not executed in writing, to sever any provision of any agreement, to appoint any person or entity as the attorney-in-fact of any other person or entity or to provide that any agreement or any particular provision thereof is to be governed by or construed in accordance with the laws of any jurisdiction other than the State of New York;
(4) bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and other similar laws affecting the rights of creditors or secured parties generally; and (5) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of any provision of any agreement that purports or is construed to provide indemnification with respect to securities law violations.

     When used in this opinion, the term "knowledge" or words of similar import mean the actual knowledge of facts or other information of the attorneys currently practicing law with this firm who have been actively involved in any material respect in representing the Depositor in connection with the Transactions. In that regard we have conducted no special or independent investigation of factual matters in connection with this opinion letter.

     In rendering this opinion letter, we do not express any opinion concerning the laws of any jurisdiction other than the laws of the State of New York and, where expressly referred to below, the federal laws of the United States of America (in each case without regard to conflicts of law principles). In addition, we do not express any opinion with respect to (i) the tax, securities or "doing business" laws of any particular State, including, without limitation, the State of New York, or (ii) any law, rule or regulation to which the Depositor may be subject as a result of any other person's or entity's legal or regulatory status or any such other person's or entity's involvement in the Transactions. Furthermore, we do not express any opinion with respect to any matter not expressly addressed below.

     Based upon and subject to the foregoing, we are of the opinion that:


                                     A-1-4

           1. The Registration Statement has become effective under the 1933
     Act.

           2. To our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened.

           3. The Registration Statement, the Basic Prospectus and the Prospectus Supplement, as of their respective effective or issue dates (other than the financial statements, schedules and other financial and statistical information contained therein or omitted therefrom, as to which we express no opinion), complied as to form in all material respects with the applicable requirements of the 1933 Act and the rules and regulations thereunder.

           4. To our knowledge, there are no material contracts, indentures or other documents relating to the Publicly Offered Certificates of a character required to be described or referred to in the Registration Statement or the Prospectus Supplement or to be filed as exhibits to the Registration Statement, other than those described or referred to therein or filed or incorporated by reference as exhibits thereto.

           5. Each of the Agreements constitutes a valid, legal and binding agreement of the Depositor, enforceable against the Depositor in accordance with its terms.

           6. The Certificates, when duly and validly executed, authenticated and delivered in accordance with the Pooling and Servicing Agreement and paid for in accordance with the Underwriting Agreement and the Certificate Purchase Agreement, will be entitled to the benefits of the Pooling and Servicing Agreement.

           7. The execution, delivery and performance of the Agreements by the Depositor will not in any material respect conflict with or result in a violation of any federal or State of New York statute, rule or regulation of general applicability in transactions of the type contemplated by the Agreements.

           8. No consent, approval, authorization or order of any federal or State of New York court or governmental agency or body is required for the consummation by the Depositor of the transactions contemplated by the terms of the Agreements, except such as may be required under the securities laws of the State of New York and other particular States in connection with the purchase and the offer and sale of the Certificates by the Underwriters and the Initial Purchaser, as to which we express no opinion, and except such as have been obtained.

           9. The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended. The Trust is not required to be registered under the Investment Company Act of 1940, as amended.

           10. The statements set forth in the Prospectus Supplement under the headings "Description of the Offered Certificates" and "The Pooling and Servicing


                                     A-1-5

     Agreement", in the Basic Prospectus under the headings "Description of the Certificates" and "Description of the Governing Documents", and in the Confidential Offering Circular under the heading "Transfer and Exchange; Restrictions", insofar as such statements purport to summarize certain material provisions of the Certificates and the Pooling and Servicing Agreement, are accurate in all material respects.

           11. The statements set forth in the Prospectus Supplement under the headings "Federal Income Tax Consequences", "ERISA Considerations" and "Legal Investment", in the Basic Prospectus under the headings "Federal Income Tax Consequences", "ERISA Considerations" and "Legal Investment", and in the Confidential Offering Circular under the headings "Certain ERISA Considerations" and "Legal Investment", to the extent that they purport to describe certain matters of federal law or legal conclusions with respect thereto, while not discussing all possible consequences of an investment in the Certificates to all investors, provide in all material respects an accurate summary of such matters and conclusions set forth under such headings. The statements in the Confidential Offering Circular under the heading "Federal Income Tax Consequences", together with the statements in the Confidential Offering Circular Supplement, to the extent that they purport to describe certain matters of federal law or legal conclusions with respect thereto, while not discussing all possible consequences of an investment in the Privately Offered Certificates covered by the Confidential Offering Circular to all investors, provide in all material respects an accurate summary of such matters and conclusions set forth under such heading and in the Confidential Offering Circular Supplement.

           12. As described in the Prospectus Supplement and the Confidential Offering Circular, (A) each Loan REMIC will qualify as a real estate mortgage investment conduit (a "REMIC") within the meaning of Sections 860A through 860G of the Internal Revenue Code of 1986, as amended, in effect on the date hereof (the "REMIC Provisions"), and the related Loan REMIC Regular Interest will constitute a "regular interest" (as defined in the REMIC Provisions), and the related Loan REMIC Residual Interest will constitute the sole "residual interest" (as defined in the REMIC Provisions), in such Loan REMIC, (B) REMIC I will qualify as a REMIC within the meaning of the REMIC Provisions, and the REMIC I Regular Interests will constitute "regular interests", and the REMIC I Residual Interest will constitute the sole "residual interest", in REMIC I, (C) REMIC II will qualify as a REMIC within the meaning of the REMIC Provisions, and the REMIC II Regular Interests will constitute "regular interests", and the REMIC II Residual Interest will constitute the sole "residual interest", in REMIC II, (D) REMIC III will qualify as a REMIC within the meaning of the REMIC Provisions, and the REMIC III Regular Interest Certificates will evidence "regular interests", and the REMIC III Residual Interest will constitute the sole "residual interest", in REMIC III.

           13. The respective portions of the Trust consisting of Grantor Trust V-1/2, Grantor Trust V-3/4 and Grantor Trust SPPML will each be classified as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue Code of 1986, as amended.


                                     A-1-6

           14. Assuming (a) the accuracy of the respective representations and warranties of the Initial Purchaser and the Depositor contained in the Certificate Purchase Agreement, (b) the performance by the Initial Purchaser and the Depositor of their respective covenants contained in the Certificate Purchase Agreement, and (c) in the case of each investor that purchases Privately Offered Certificates from the Initial Purchaser, the accuracy of the deemed representations and warranties set forth under the caption "Notice to Investors" in the Confidential Offering Circular, the offer and sale of the Privately Offered Certificates by the Depositor to the Initial Purchaser, and by the Initial Purchaser to investors that purchase from it, in the manner contemplated in the Confidential Offering Circular, the Certificate Purchase Agreement and the Pooling and Servicing Agreement, are transactions that do not require registration of the Privately Offered Certificates under the 1933 Act.

     The opinions expressed herein are being delivered to you as of the date hereof, and we assume no obligation to advise you of any changes of law or fact that may occur after the date hereof, notwithstanding that such changes may affect the legal analysis or conclusions contained herein. This opinion letter is solely for your benefit in connection with the Transactions and may not be relied on in any manner for any other purpose or by any other person or transmitted to any other person without our prior consent.


                                       Very truly yours,


                                     A-1-7

                                     Annex A

Credit Suisse First Boston Mortgage
  Securities Corp.
Eleven Madison Avenue
New York, New York  10010

Credit Suisse First Boston LLC
Eleven Madison Avenue
New York, New York  10010

Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004

McDonald Investments Inc.
800 Superior Avenue
Cleveland, Ohio  44144

Wells Fargo Bank Minnesota, N.A.
45 Broadway
12th Floor
New York, New York  10006

Moody's Investors Service, Inc.
99 Church Street
New York, New York  10007

Fitch, Inc.
One State Street Plaza, 31st Floor
New York, New York  10004


                                     A-1-8

                Form of Letter of Sidley Austin Brown & Wood LLP

                                 April 11, 2003

To the Parties Listed on Annex A hereto:

           Re: Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2003-CK2
                ---------------------------------------------------

Ladies and Gentlemen:

     We have acted as special counsel to Column Financial, Inc. ("Column") and Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor") with respect to certain matters in connection with the following transactions (collectively, the "Transactions"):

           (i) the filing by the Depositor of a registration statement on Form S-3 (No. 333-97955) (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"), for purposes of registering under the Securities Act of 1933, as amended (the "Securities Act"), certain offerings of mortgage pass-through certificates evidencing interests in trust funds established by the Depositor;

           (ii) the sale by Column, and the purchase by the Depositor, of a segregated pool of multifamily and commercial mortgage loans (collectively, the "Group I Mortgage Loans"), pursuant to that certain mortgage loan purchase agreement, dated as of March 27, 2003 (the "First Mortgage Loan Purchase Agreement"), by and between Column, as seller, and the Depositor, as purchaser;

           (iii) the sale by Column, and the purchase by the Depositor, of a second segregated pool of multifamily and commercial mortgage loans (collectively, the "Group II Mortgage Loans" and, collectively with the Group I Mortgage Loans, the "Mortgage Loans"), pursuant to that certain other mortgage loan purchase agreement dated as of March 27, 2003 (the "Second Mortgage Loan Purchase Agreement" and, together with the First Mortgage Loan Purchase Agreement, the "Mortgage Loan Purchase Agreements"), by and among Column, as seller, the Depositor, as purchaser, and KeyBank National Association ("KeyBank"), as additional party;

           (iv) the creation of a commercial mortgage trust (the "Trust"), and the issuance of an aggregate $1,006,847,097 Certificate Principal Balance of Commercial Mortgage Pass-Through Certificates, Series 2003-CK2 (the "Certificates"), consisting of twenty-seven (27) classes designated Class A-X, Class A-SP, Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class GLC, Class RCKB, Class R, Class V-1, Class V-2, Class V-3 and Class V-4, pursuant to that certain pooling and servicing agreement dated as of April 11, 2003 (the "Pooling and Servicing Agreement"), among the Depositor, as depositor, KeyCorp Real Estate Capital Markets, Inc. d/b/a KeyBank Real Estate Capital, as master servicer and special servicer, and Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee");


                                      A-2-1

           (vi) the transfer of the Mortgage Loans by the Depositor to the Trust, pursuant to the Pooling and Servicing Agreement, in exchange for the Certificates being issued to or at the direction of the Depositor; and

           (vii) the sale by the Depositor, and the purchase by Credit Suisse First Boston LLC ("CSFB LLC"), Goldman, Sachs & Co. ("Goldman") and McDonald Investments Inc. ("McDonald" and, collectively with CSFB LLC and Goldman in such capacity, the "Underwriters"), of the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D and Class E Certificates (collectively, the "Publicly Offered Certificates"), pursuant to that certain underwriting agreement dated as of March 27, 2003 (the "Underwriting Agreement"), among the Depositor and the Underwriters.

     The Pooling and Servicing Agreement, the Underwriting Agreement, the First Mortgage Loan Purchase Agreement and the Second Mortgage Loan Purchase Agreement are collectively referred to herein as the "Agreements". Capitalized terms used but not defined herein have the respective meanings set forth in the Pooling and Servicing Agreement and, to the extent not defined therein, in the other Agreements.

     The Group I Mortgage Loans that are identified on Exhibit A-2 to the First Mortgage Loan Purchase Agreement, collectively with the Group II Mortgage Loans, constitute the "KeyBank Mortgage Loans". All of the KeyBank Mortgage Loans were originated by KeyBank and subsequently sold by KeyBank to Column. The Group I Mortgage Loans that are not KeyBank Mortgage Loans constitute the "Column Mortgage Loans".

     For the purposes of this letter, we have reviewed: the Agreements; the Registration Statement; the Prospectus, dated March 27, 2003, relating to publicly offered mortgage pass-through certificates evidencing interests in trust funds established by the Depositor (the "Basic Prospectus"); and the Prospectus Supplement, dated March 27, 2003, specifically relating to the Trust and the Publicly Offered Certificates (the "Prospectus Supplement", and, together with the Basic Prospectus, the "Prospectus"). In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents and records as we have deemed relevant or necessary as the basis for rendering this letter; we have obtained such certificates from and made such inquiries of officers and representatives of the parties to the Agreements and public officials as we have deemed relevant or necessary as the basis for rendering this letter; and we have relied upon, and assumed the accuracy of, such other documents and records, such certificates and the statements made in response to such inquiries, with respect to the factual matters upon which the statements made in this letter are based. We have also assumed (i) the truthfulness and accuracy of each of the representations and warranties as to factual matters contained in the Agreements, (ii) the legal capacity of natural persons, (iii) the genuineness of all signatures, (iv) the authenticity of all documents submitted to us as originals, (v) the conformity to authentic originals of all documents submitted to us as certified, conformed or photostatic copies, (vi) the due organization of all parties to each of the Agreements and the valid existence of each such party in good standing under the laws of its jurisdiction of organization, (vii) the due authorization by all necessary action, and the due execution and delivery, of each of the Agreements by all parties thereto, (viii) the constitution of each of the Agreements as the legal, valid and binding obligation of each party thereto, enforceable against such party in accordance with its terms, (ix) compliance with


                                     A-2-2
the respective Agreements by the parties thereto, (x) the conformity, to the requirements of the respective Mortgage Loan Purchase Agreements and the Pooling and Servicing Agreement, of the Mortgage Notes, the Mortgages and the other documents delivered to the Trustee by, on behalf of, or at the direction of, the Depositor, Column and KeyBank, (xi) the conformity of the text of each document filed with the Commission through the Commission's Electronic Data Gathering, Analysis and Retrieval System to the printed documents reviewed by us, and (xii) the absence of any other agreement that supplements or otherwise modifies the intentions and agreements of the parties to the Agreements, as expressed therein. In making the statements set forth below, we do not express any view concerning the laws of any jurisdiction other than the federal laws of the United States of America.

     We are delivering this letter in our capacity as special counsel to the Depositor and Column. In the course of our acting in such capacity, we have generally reviewed and discussed with certain representatives of the Depositor, Column, the Underwriters and the other parties to the Agreements and their respective counsel (in addition to us) the information set forth in the Registration Statement and the Prospectus, other than any documents or information included therein solely by incorporation by reference (all such documents and information so incorporated by reference shall be referred to herein as the "Excluded Information"), and we have reviewed certain loan summaries prepared by Column or an affiliate of Column, or a counsel for either of them, in respect of the Column Mortgage Loans. While we have made no independent check or verification of, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, on the basis of the foregoing, nothing has come to our attention that has caused us to believe that (a) the Registration Statement (exclusive of the Excluded Information therein, as to which we express no view or belief), as of its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (b) the Prospectus (exclusive of the Excluded Information therein, as to which we express no view or belief), as of the date of the Prospectus Supplement or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that we express no view or belief as to (x) any financial statements, schedules and/or other numerical, financial or statistical data set forth or referred to therein or omitted therefrom, (y) any information contained in or omitted from the Prospectus regarding the nature and characteristics of the KeyBank Mortgage Loans and/or the Borrowers and Mortgaged Properties relating to such Mortgage Loans or (z) any information contained in or omitted from the computer diskette that accompanies the Prospectus. In that connection, we advise you that we have relied, to the extent that we may properly do so in the discharge of our professional responsibilities as experienced securities law practitioners, upon the judgment and statements of officers and representatives of the Depositor and Column in connection with the determination of materiality.

     When used in this letter, the term "attention" or words of similar import mean the conscious awareness of facts or other information of the Sidley Austin Brown & Wood LLP attorneys currently practicing law with this firm who have been involved in any material respect in representing the Depositor and/or Column in connection with the Transactions or who may have represented Column in the origination of any of the Mortgage Loans. We call to your attention that, with your knowledge and consent, except as described above, such Sidley Austin


                                     A-2-3

Brown & Wood LLP attorneys have not examined or otherwise reviewed any of the Mortgage Files, any particular documents contained in such files or any other documents with respect to the Mortgage Loans for purposes of delivering this letter.

     This letter is being delivered to you as of the date hereof, and we assume no obligation to advise you of any changes of law or fact that may occur after the date hereof, notwithstanding that such changes may affect the statements made herein. This letter is solely for your benefit in connection with the Transactions and may not be relied on in any manner for any other purpose or by any other person (including, without limitation, any person who acquires the Certificates from the persons to whom this letter is addressed) or transmitted to any other person without our prior consent.


                                       Very truly yours,


                                     A-2-4

                                     Annex A

Credit Suisse First Boston LLC
Eleven Madison Avenue
New York, New York  10010-3629

Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004

McDonald Investments Inc.
800 Superior Avenue
Cleveland, Ohio  44114



                                     A-2-5

                                    EXHIBIT B

                    Form of Depositor's Officer's Certificate


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP. COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-CK2


                          CERTIFICATE OF THE DEPOSITOR

     In connection with the issuance of the Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-CK2 (the "Certificates"), pursuant to the Pooling and Servicing Agreement dated as of April 11, 2003 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor"), KeyCorp Real Estate Capital Markets, Inc. d/b/a KeyBank Real Estate Capital, as master servicer and special servicer, and Wells Fargo Bank Minnesota, N.A. ("Wells Fargo"), as trustee, and the sale of the Certificates pursuant to the Underwriting Agreement dated as of March 27, 2003 (the "Underwriting Agreement"), among the Depositor and Credit Suisse First Boston LLC ("CSFB"), Goldman, Sachs & Co. and McDonald Investments Inc., and the Certificate Purchase Agreement dated as of March 27, 2003 (the "Certificate Purchase Agreement"), between the Depositor and CSFB (collectively, the Pooling and Servicing Agreement, the Underwriting Agreement and the Certificate Purchase Agreement are referred to as the "Agreements"), the Depositor does hereby certify that (i) the representations and warranties of the Depositor in the Agreements are true and correct in all material respects at and as of the date hereof with the same effect as if made on the date hereof and (ii) the Depositor has, in all materials respects, complied with all the agreements and satisfied all the conditions on its part required under the Underwriting Agreement and the Certificate Purchase Agreement to be performed or satisfied at or prior to the date hereof. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Agreements.

Dated:  April 11, 2003.

                                       CREDIT SUISSE FIRST BOSTON MORTGAGE
                                       SECURITIES CORP.

                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:

                                    EXHIBIT C

              Form of Computational Material/ABS Term Sheet Legend


Under no circumstances shall the information presented hereby constitute an offer to sell or the solicitation of an offer to buy any security, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston LLC ("CSFB"), McDonald Investments Inc. ("MI") and Goldman, Sachs & Co. ("GS") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by CSFB, MI and GS from sources that CSFB, MI and GS believe to be reasonably reliable. However, CSFB, MI and GS make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities referred to herein and only upon your review of the prospectus and prospectus supplement. This information may not be delivered by you to any solicit investment banking business from any company named in the information herein. CSFB, MI and GS and/or their employees may from time to time have a long or short position in any security discussed herein.

                                      C-1